UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 30, 2005


                          JACK HENRY & ASSOCIATES, INC.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its Charter)

          Delaware                     0-14112                 43-1128385
 ----------------------------  ------------------------   -------------------
 (State or Other Jurisdiction  (Commission File Number)      (IRS Employer
      of Incorporation)                                   Identification No.)


                663 Highway 60, P.O. Box 807, Monett, MO 65708
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             (Address of principal executive offices) (zip code)

     Registrant's telephone number, including area code:   (417) 235-6652


        (Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities
     Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
     Act (17 CFR 240.14a.-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

 (d) Burton George, an independent member of the Jack Henry Board of Directors for many years, passed away in July 2005. We are honored by and deeply appreciate his long and faithful service to our Company.

      On August 30, 2005, the Board of Directors appointed Wesley A. Brown to fill the empty seat on the Board resulting from Mr. George's death.
 Mr. Brown will serve as an independent Board member. Mr. Brown is currently the Managing Director and President of St. Charles Capital, LLC in Denver, Colorado. Prior to founding St. Charles Capital, Wes served as Managing Director of McDonald Investments, Inc. (2001 - 2004) and as Executive Vice President of the Wallach Company, Inc. (1991-2000). From 1981 to 1990,
 Mr. Brown was Senior Vice President in the Corporate Finance Department of Boettcher & Company. Wes brings to us his extensive knowledge of financial institutions, having specialized for many years as an investment banker in financings and strategic transactions for commercial banks and thrifts.
 Mr. Brown was awarded a Masters in Business Administration from the Graduate School of Business at the University of Chicago and obtained his undergraduate degree form the University of Colorado. Wes is 51 years old.

      Additional information regarding Mr. Brown is detailed in the Company's press release dated August 31, 2005, the text of which is attached hereto as
 Exhibit 99.1.


 Item 9.01  Financial Statements and Exhibits.

       (c)  Exhibits

            99.1 Press release dated August 31, 2005.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          JACK HENRY & ASSOCIATES, INC.
                          (Registrant)

 Date: August 31, 2005    By: /s/ Kevin D. Williams
                          -------------------------
                          Kevin D. Williams
                          Chief Financial Officer